UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report:  June 16, 2011 (Date of earliest event reported)

CAPSTONE THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Suite 101, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.    Other Events

Waiver of Delaware Section 203 Interested Party Business Combination Stockholder Supermajority Vote Requirement.

Under Delaware General Corporation Law (“DGCL”), if a party, and affiliated entities, owns 15% or more of our Company’s common stock (an “Interested Party”) and within three years from obtaining that ownership is also a party in a proposed Business Combination, as that term is defined in DGCL, involving our Company, then DGCL Section 203 requires approval of the transaction by stockholders who hold two-thirds of our outstanding common stock, excluding shares held by the Interested Party or its affiliates. The Company has waived this special vote level requirement for Biotechnology Value Fund (“BVF”).  This does not alter any of the terms or conditions of our Rights Agreement dated June 17, 2007, as amended (which triggers certain events should ownership exceed 19.99% without Board approval), and does not waive any other rights the Company may have, including those in DGCL or our Certificate of Incorporation.  For a discussion of these provisions, see the description of our capital stock in Amendment No. 3 to our Registration Statement on Form 8A filed with the Securities and Exchange Commission on Form 8A/A on June 9, 2011.

We have not entered into any agreements with, nor are we currently in discussions with BVF regarding a business combination.  BVF is not required to acquire additional shares of our common stock and BVF’s decision, if any, to acquire additional shares of common stock will be made by BVF alone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 17, 2011                                                               CAPSTONE THERAPEUTICS CORP.

/s/ John M. Holliman, III
John M. Holliman, III
Executive Chairman